UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

October 18, 2011
____________________________

TANDY BRANDS ACCESSORIES, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-18927 (Commission File Number)	75-2349915 (IRS Employer Identification No.)

3631 West Davis, Suite A Dallas, Texas 75211 (Address of principal executive offices and zip code)

(214) 519-5200
(Registrant's telephone
number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b)).

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c)).

Item 5.07                      Submission of Matters to a Vote of Security Holders

On October 18, 2011, Tandy Brands Accessories, Inc. (the "Company") held its 2011 annual meeting of stockholders.  At the meeting, the Company's stockholders voted on proposals to (1) elect five directors to the Company's board of directors, and (2) ratify the appointment of Grant Thornton LLP as the Company's independent auditor for fiscal 2012.  Each of the nominees were re-elected to the Company's board of directors to serve until the 2012 annual meeting of stockholders, or until their successors are elected and qualified.  In addition, the proposal to ratify the appointment of Grant Thornton LLP as the Company's independent auditor for fiscal 2012 was approved.  For each proposal, the voting results were as follows:

Proposal One - Election of Directors:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dr. James F. Gaertner	4,034,863	870,726	1,600,425
Roger R. Hemminghaus	3,543,855	1,361,734	1,600,425
N. Roderick McGeachy, III	3,370,095	1,535,494	1,600,425
Colombe M. Nicholas	3,486,545	1,419,044	1,600,425
William D. Summitt	3,817,000	1,088,589	1,600,425

Proposal Two – Ratification of the Appointment of Grant Thornton LLP as the Company's Independent Auditor for Fiscal 2012:

Votes For	Votes Against	Abstentions
6,158,922	254,146	92,946

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY BRANDS ACCESSORIES, INC.

Date: October 24, 2011	By:	/s/ Chuck Talley
Chuck Talley Chief Accounting Officer